Exhibit 99.1
                                                                ------------
FOR IMMEDIATE RELEASE

Editorial Contact:
Dave Jenkins
ARKONA Inc.
801-501-7109
dave.jenkins@arkona.com

                  ARKONA REPORTS RECORD FIRST QUARTER REVENUES

Salt Lake City, Utah - August 18, 2004 - ARKONA Inc. (ARKN), the emerging leader and the pioneer in web-enabled dealer management solutions for the automobile and powersports dealerships, today announced record financial results for the three-month period ended June 30th 2004.

The company reported total revenue of $1,800,203 for the three-month period ended June 30, 2004 as compared to revenue for the same period last year of $1,103,242. This represents an increase in revenue of 63%. The company announced net income of $1,970,570 compared to $130,936 for the same period a year ago. The net income for the current quarter includes $1,764,400 attributable to the recognition of a tax benefit.

"This was a very solid quarter. We are particularly encouraged by the strong interest in our business and ASP delivery model, as well as steady progress in bringing on new franchise dealers," said Alan Rudd, chairman and chief executive officer. "We continue to focus on top-line growth and customer support efficiencies in order to optimize profit margins and create real shareholder value."

About ARKONA Inc.

ARKONA was the first to offer a true Application Services Provider (ASP) solution for the automotive industry and continues to be a market leader in providing innovative e-business solutions for automobile dealers A public company, ARKONA was founded in 1996 and trades under the symbol ARKN. For more information visit ARKONA's Web site at www.arkona.com.

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This  release  may  contain  forward-looking  statements  as well as  historical information. Forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, may involve known or unknown risks, uncertainties and other factors that may cause the company's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. Such forward-looking statements speak only as of the date of this release. The company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in company expectations or results or any change in events.